UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SIGNET INTERNATIONAL HOLDINGS, INC.

(Exact Name of Small Business Issuer in its Charter)

DELAWARE	4833	98-0403551
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

205 Worth Avenue, Suite 316,

Palm Beach, Florida 33480

(561) 832-2000

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:

GREGG E. JACLIN, ESQ.

ANSLOW & JACLIN, LLP

195 ROUTE 9, SUITE 204

MANALAPAN, NEW JERSEY 07726

TELEPHONE NO.: (732) 409-1212

FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 417 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class Of securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price	Proposed Maximum Aggregate Offering Price	Amount of Registration fee per share

Common Stock of par value, $.001 per share	2,449,000	$1.00	$2,449,000	$288.25

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price shareholders were sold to our shareholders in a recent offering. The price of $1.00 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED JUNE 1, 2006

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

PROSPECTUS

SIGNET INTERNATIONAL HOLDINGS, INC.

2,449,000 SHARES

COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 2,449,000 shares of our common stock can be sold by selling security holders at a fixed price of $1.00 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

The purchase of the securities offered through this prospectus involves a high degree to risk. You should carefully consider the factors described under the heading “Risk Factors” beginning on Page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus Is: June 1, 2006

TABLE OF CONTENT

SUMMARY INFORMATION	1
RISK FACTORS	2
USE OF PROCEEDS	5
DETERMINATION OF OFFERING PRICE	6
DILUTION	6
PENNY STOCK CONSIDERATIONS	6
SELLING SECURITY HOLDERS	6
PLAN OF DISTRIBUTION	8
LEGAL PROCEEDINGS	9
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	9
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	10
DESCRIPTION OF SECURITIES	11
INTEREST OF NAMED EXPERTS AND COUNSEL	12
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION	12
FOR SECURITIES ACT LIABILITIES	12
ORGANIZATION WITHIN LAST FIVE YEARS	12
DESCRIPTION OF BUSINESS	13
MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	16
DESCRIPTION OF PROPERTY	18
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	19
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	19
EXECUTIVE COMPENSATION	20
FINANCIAL STATEMENTS	22
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	23
AVAILABLE INFORMATION	24

i

SUMMARY INFORMATION

We were incorporated in the State of Delaware under the name 51142 Inc. on February 2, 2005. On July 8, 2005, pursuant to the terms of a Stock Purchase Agreement, Signet Entertainment Corporation, a Florida corporation, purchased all of our issued and outstanding common stock for cash consideration of $36,000. Subsequently, we changed our name to Signet International Holdings, Inc.

On September 8, 2005, pursuant to a Stock Purchase Agreement and Share Exchange by and among us, Signet Entertainment Corporation ("SIG"), and the shareholders of Signet Entertainment Corporation ("Shareholders"), we acquired all of the then issued and outstanding preferred and common shares of Signet Entertainment Corporation for a total of 3,421,000 common shares and 5,000,000 preferred shares of our stock which was issued to the Signet Entertainment Corporation shareholders. Pursuant to the agreement, SIG became our wholly owned subsidiary.

Our wholly owned subsidiary, SIG was incorporated on October 17, 2003 for the purpose of launching a Gaming and Entertainment Television Network. The network will cover major Poker and Blackjack tournaments as well as other major high stakes casino games. The network will also cover via satellite and cable other major sports events such as Horse racing and selected global events which have a sports and entertainment format. SIG's largest source of revenue will come from advertising, specifically from various resorts and casinos, liquor and tobacco companies and sporting sites in North and South America, Europe, Asia and Africa. SIG will realize income from infomercials and sports and entertainment programming that offer subject matter that are all-encompassing to the network's format. SIG has been creating future programming which includes "The Television Charity Channel" which will feature regularly scheduled weekly programming.

In order to implement its purpose of launching a gaming and entertainment television network, SIG entered into agreements with Triple Play Media Management, Inc. (“Triple Play”) and Big Vision, Inc. (“Big Vision”). Pursuant to the agreements, Triple Play will operate our facilities and provide programming content while Big Vision will provide the equipment and technology to establish the facility.

In addition, we purchased the exclusive rights to twenty titled one-half hour screen plays representing original programming from Freehawk Productions, Inc. Each title will be delivered with an additional four ready for airing one-half hour episodes. These screen plays will constitute one hundred one-half hour shows to be aired over our gaming and entertainment network.

Furthermore, we intend to acquire Low-Powered Television (LPTV) stations as a means for distributing our programming to viewers. LPTV stations offer national advertisers highly defined audiences; several LPTV stations broadcast in excess of 1,000,000 TV Households. We plan on targeting LPTV stations that feature high-distribution (high number TV households), favorable market location, up-to-date equipment, Class A rating, tower delivery system, studio properties and most importantly, the LPTV must be sanctioned by the Federal Communication Commission with current and clear license to operate.

Summary Financial Data

You should read the following summary financial data together with our financial statements and related notes appearing at the end of this prospectus and the ‘‘Management’s Discussion and Analysis’’ and ‘‘Risk Factors’’ sections included elsewhere in this prospectus.

The summary financial data set forth below for the periods ending March 31, 2006 and March 31, 2005 are derived from, and are qualified by reference to, our unaudited financial statements included elsewhere in this prospectus.

The summary financial data set forth below for the period ending December 31, 2005 are derived from, and are qualified by reference to, our financial statements that have been audited by S. W. Hatfield, CPA, our independent registered public accounting firm, and are included elsewhere in this prospectus.

Historical results are not necessarily indicative of future results.

	For the three months ended March 31		For the year ended December 31
	2006 (unaudited)	2005 (unaudited)	2005 (audited)	2004 (audited)
STATEMENT OF OPERATIONS

Revenues	$-	$-	$-	$-
Total Expenses	48,908	27,658	170,773	111,492
Net Loss	(51,127)	(27,658)	(231,767)	(111,492)
Net Loss Per Share	(0.01)	(0.01)	(0.07)	(0.03)

	As of March 31		As of December 31
BALANCE SHEET DATA	2006 (unaudited)	2005 (unaudited)	2005 (audited)	2004 (audited)

Cash	$354,512	$-	$401,370	$-
Total Assets	354,512	-	401,370	-
Total Current Liabilities	311,628	128,920	272,359	106,170
Working Capital (Deficiency)	42,884	(128,920)	129,011	(106,170)
Stockholders’ Equity (Deficiency)	42,884	(128,920)	129,011	(170,916)

Summary of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $1.00 was determined by the price shares were sold to our shareholders in a private placement offering is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Where You Can Find Us

Our corporate offices are located at 205 Worth Avenue, Suite 316, Palm Beach, Florida 33480. Our telephone number is (561) 832-2000.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus and any other filings we may make with the United States Securities and Exchange Commission in the future before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to us and not to the selling stockholders.

Risks Relating to our Business

We may require additional funds to achieve our current business strategy and our inability to obtain additional financing will inhibit our ability to expand or even maintain our business operations.

We may need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. The financing we need may not be available when needed. Even if this financing is available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing will inhibit our ability to implement our development strategy, and as a result, could require us to diminish or suspend our development strategy and possibly cease our operations.

If we are unable to hire and retain key personnel, then we may not be able to implement our business plan.

We depend on the services of our sole officer and director and our success depends on the continued efforts of such individual to manage our business operations. At the present time, Mr. Letiziano devotes approximately 40 hours per week to the business affairs of the company. The loss of the services of the President could have a negative effect on our business, financial condition and results of operations. In addition, our success in expanding our business operations is largely dependent on our ability to hire highly qualified personnel. In addition, we may lose employees or consultants that we hire due to higher salaries and fees being offered by competitors or other businesses in the industry.

Our industry is subject to regulation by the FCC

The broadcasting industry is subject to regulation by the FCC pursuant to the Communications Act of 1934, as amended (the “Communications Act”). Approval by the FCC is required for the issuance, renewal and assignment of station operating licenses and the transfer of control of station licensees. In particular, the Company’s business will be dependent upon its continuing to hold television broadcast licenses from the FCC, which licenses, since January 1997, are issued for maximum terms of eight years. While in the vast majority of cases such licenses are renewed by the FCC, there can be no assurance that the Company’s licenses will be renewed at their expiration dates. Following the Acquisition, all of the Company’s stations will be operating under regular eight-year FCC licenses.

The entertainment industry, and particularly the television industry, is a highly competitive commerce.

The entertainment industry, and particularly the television industry, is a highly competitive commerce. Currently this industry is undergoing an aggressive period of mergers and acquisitions. Once our presence is recognized, we will experience potential competitors who have greater financial, marketing, programming and broadcasting resources than we do.

The markets in which we have targeted to acquire are also in a constant state of change arising from, among other things, technological improvements and economic and regulatory developments. Technological innovation and the resulting proliferation of television entertainment, such as cable television, wireless cable, satellite-to-home distribution services, pay-per-view and home video and entertainment systems, have fractionalized television viewing audiences and have subjected free over-the-air television broadcast stations to increased competition. We may not be able to compete effectively or adjust our business plans to meet changing market conditions. We are unable to predict what form of competition will develop in the future, the extent of the competition or its possible effects on our businesses.

The loss of Ernest W. Letiziano, our sole officer and director, could adversely affect our ability to remain competitive.

We believe that the success of our business strategy and our ability to operate profitably depends on the continued employment of our Ernest W. Letiziano, our sole officer and director. If Mr. Letiziano becomes unable or unwilling to continue in his present positions, our business and financial results could be materially adversely affected.

Our existing large stockholders have significant control over us and may prevent you from causing a change in the course of our operations and may affect the market price of our common stock.

Ernest W. Letiziano, Hope Hillabrand, Richard Grad, and Tom Donaldson beneficially own approximately 60% of our common stock. Accordingly, for as long as Mr. Letiziano, Ms. Hillabrand, Mr. Grad, and Mr. Donaldson continue to own more than 50% of our common stock, they will be able to elect our entire board of directors, control all matters that require a stockholder vote (such as mergers, acquisitions and other business combinations) and exercise a significant amount of influence over our management and operations. Therefore, regardless of the number of our common shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is limited. This concentration of ownership could result in a reduction in value to the common shares you own because of the ineffective voting power, and could have the effect of preventing us from undergoing a change of control in the future.

Risks Relating to this Offering

You may not be able to liquidate your investment since there is no assurance that a public market will develop for our common stock or that our common stock will ever be approved for trading on a recognized exchange.

There is no established public trading market for our securities. After this document is declared effective by the Securities and Exchange Commission, we intend to seek a market maker to apply for a quotation on the OTC BB in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system. We cannot assure you that a market maker will agree to file the necessary documents with the OTC BB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate its investment, which will result in the loss of your investment.

We do not expect to pay dividends and investors should not buy our common stock expecting to receive dividends.

We have not paid any dividends on our common stock in the past, and do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Since we do not pay dividends, and if we are not successful in having our shares listed or quoted on any exchange or quotation system, then you may not have any manner to liquidate or receive any payment on your investment. Therefore our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we do not pay dividends we may have trouble raising additional funds which could affect our ability to expand out business operations.

The offering price of the shares was arbitrarily determined, and therefore should not be used as an indicator of the future market price of the securities. Therefore, the offering price bears no relationship to the actual value of the company, and may make our shares difficult to sell.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $1.00 for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon our actual value. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

Future Sales by Our Stockholders May Negatively Affect Our Stock Price And Our Ability To Raise Funds In New Stock Offerings

Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. We have 3,902,000 shares of common stock issued and 3,852,000 shares of common stock are outstanding. Of the 3,852,000 shares of common stock outstanding as of June 1, 2006, 2,449,000 shares will be, freely tradable without restriction upon the effective date of this registration statement, unless held by our “affiliates”. The remaining 1,403,000 outstanding shares of common stock, which will be held by existing stockholders, including the officers and directors, are “restricted securities” and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144.

“Penny Stock” Rules May Make Buying Or Selling Our Common Stock Difficult

Trading in our securities is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

o	Make a suitability determination prior to selling a penny stock to the purchaser;
o	Receive the purchaser’s written consent to the transaction; and
o	Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Our stock price may decrease due to our market cap based on the future issuances of additional shares of common or preferred stock.

Our Articles of Incorporation authorize the issuance of one hundred million (100,000,000) shares of common stock. As of June 1, 2006, we had 3,902,000 shares of common stock issued and 3,852,000 shares of common stock outstanding. As such, our Board of Directors has the power, without shareholder approval, to issue up to 96,098,000 shares of common stock. The issuance of such shares will dilute the shares held by the current shareholders. In addition, our articles of incorporation also provide that we are authorized to issue up to 50,000,000 shares of blank check preferred stock with a par value of $.001 per share. “Blank Check” means that the rights and preferences of the preferred shares have not been determined. As of the date of this prospectus, there are 5,000,000 shares of preferred stock issued and outstanding.

Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock and with such relative rights, privileges, preferences and restrictions that the Board may determine. Any issuance of preferred stock will dilute the voting power or other rights of the holders of common stock. If preferred shares are issued it may impact our decision to issue dividends since this may increase the number of dividends that we would be issuing. In addition, it is possible that the Board of Directors may determine that the preferred shares will have rights and preferences, including dividend rights, over the common stockholders.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in a private placement memorandum pursuant to Regulation D Rule 506 of the Securities Act of 1933 which was completed in May 2006.

The offering price of the shares of our common stock has been determined arbitrarily by us and will not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on the Over The Counter Bulletin Board (OTCBB), we attempt to locate a market maker and to file to obtain a listing on the (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. Although there are no requirements for listing on the OTCBB, there is no assurances that our common stock will be approved to trade on the OTCBB. We have had discussions with one market maker regarding the filing of our application for trading on the OTCBB. However, there is no assurance that our common stock, even if it becomes listed on the OTCBB, will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

PENNY STOCK CONSIDERATIONS

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules.

SELLING SECURITY HOLDERS

The shares being offered for resale by the selling stockholders consist of 2,449,000 shares of our common stock issued to 69 shareholders. Of this amount, 2,118,000 shares were issued to shareholders pursuant to the share exchange between us and Signet Entertainment Corp. which includes 250,000 shares held by Ernest Letiziano, our sole officer and director. In addition, 331,000 shares were issued to shareholders pursuant to our Rule 506, Regulation D offering completed in May 2006.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of June 1, 2006 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of Selling Security Holder	Shares of Stock owned prior to offering	Shares of Common stock to be sold	Shares of common stock owned after Offering	Percent of common owned after offering (1)
BARRY ABRAMS MDPA PROFIT SHARING PLAN	150,000	150,000	0	*
BASSET, ROBERT C.	1,000	1,000	0	*
BOMMARITO, GRACE	1,000	1,000	0	*
BOOKOUT, MELISSA	1,000	1,000	0	*
BOSTICK, BOBBY T.	1,000	1,000	0	*
BROWN, BARBRA J.	1,000	1,000	0	*
BROWN, DONALD D.	1,000	1,000	0	*
COLARUSSO, PETER AND E. JUDY	20,000	20,000	0	*
COLLADO, ROSA MARIA	1,000	1,000	0	*
CURTIS, JOHN J.	1,000	1,000	0	*
DAMPIER, JOSEPHINE M.L.	1,000	1,000	0	*
DELICH, DOROTHY E.	1,000	1,000	0	*
DEMBLIN, AUGUST	76,000	76,000	0	*
DERHAK, JOHN E.	1,000	1,000	0	*
DERHAK, WENDY	1,000	1,000	0	*
DOHRN, WALTER	10,000	10,000	0	*
DONALDSON, THOMAS	601,000	250,000	351,000	9.11%
ENRIGHT, COEN W.	51,000	51,000	0	*
FOX, STEVEN A.	26,000	26,000	0	*
FRALEY, ELWIN E.	1,000	1,000	0	*
FREEMAN, ROBERT LEE	51,000	51,000	0	*
GANDIAGA, ANDIKONA	1,000	1,000	0	*
GANDIAGA, PATXI	1,000	1,000	0	*
GARZA, IRENE G.	1,000	1,000	0	*
GARZA, JAIME A.	101,000	101,000	0	*
GARZA, JOSE L.	1,000	1,000	0	*
GARZA, VICTOR HUGO	1,000	1,000	0	*
GELFAND, HOWARD	1,000	1,000	0	*
GILLETTE, F. WARRINGTON	1,000	1,000	0	*
GOFF FAMILY HOLDINGS, LP	50,000	50,000	0	*
GONZALES, VICTOR HUGO	50,000	50,000	0	*

GRAD, GARY MICHAEL	151,000	151,000	0	*
GRAD, RICHARD	401,000	250,000	151,000	3.92%
GRAD, STEVEN	51,000	51,000	0	*
GUERRICAECHEBARRIA, CHRISTINE	1,000	1,000	0	*
HACKING, H. LYNN	51,000	51,000	0	*
HARAKAS, ANNETTE	1,000	1,000	0	*
HENNINGSEN, ROBERT C. AND KATHLEEN A JTWROS	54,000	54,000	0	*
HILLABRAND, HOPE E.	501,000	250,000	251,000	6.52%
KAUFMAN, MAX	1,000	1,000	0	*
KILEY, ROBERT	10,000	10,000	0	*
KILEY, ROBERT AND SUSAN JTWROS	65,000	65,000	0	*
LAGROTTERIA, JAMES	1,000	1,000	0	*
LAUDATI, DINO (1)	1,000	1,000	0	*
LETIZIANO, ERNESTO W.	900,000	250,000	650,000	16.87%
LONG, JANET G.	1,000	1,000	0	*
MADORE, DANIEL R. AND LAURIE A. JT TEN	50,000	50,000	0	*
MCNEILL, TOM	1,000	1,000	0	*
MELNICK, A MICHAEL & ILENE B. JTWROS	1,000	1,000	0	*
O’NEILL, TOMMY	51,000	51,000	0	*
PREWITT, PAUL A.	1,000	1,000	0	*
RIDER, TIM	1,000	1,000	0	*
ROWAN, WILLIAM R.	1,000	1,000	0	*
ROWAN, WILLIAM R. AND JANET LONG TIC	2,000	2,000	0	*
SEGAR-RHODES, JUDY A.	1,000	1,000	0	*
SIGNET ENTERTAINMENT CORP.	100,000	100,000	0	*
SHUGAR, GERALD	1,000	1,000	0	*
SNYDER, JOANN	1,000	1,000	0	*
SNYDER, THOMAS S.	51,000	51,000	0	*
SOWERS, DAVID W.	1,000	1,000	0	*
SOWERS, GERALD W.	1,000	1,000	0	*
SOWERS, JOYCE A.	1,000	1,000	0	*
SOWERS-GANDIAGA, PEGGY	151,000	151,000	0	*
STERN, BARBRA	1,000	1,000	0	*
TORRENCE, SUSAN L.	1,000	1,000	0	*
VELASCO, FERNANDO	1,000	1,000	0	*
WITTELSBACH, BURKNARD	10,000	10,000	0	*
WOLFSKEIL, ALYSIA	26,000	26,000	0	*
WOLFSKEIL, RICHARD	1,000	1,000	0	*

*	Less than 1%
(1)	Based on 3,852,000 shares outstanding as of June 1, 2006

To our knowledge, except for Ernest W. Letiziano and except as set forth above, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $1.00 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Sales by selling security holder must be made at the fixed price of $1.00 until a market develops for the stock.

The shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The distribution of the shares may be effected in one or more of the following methods:

o	ordinary brokers transactions, which may include long or short sales,
o	transactions involving cross or block trades on any securities or market where our common stock is trading,
o	purchases by brokers or dealers as principal and resale by such purchasers for their own accounts pursuant to this prospectus,
o	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,
o	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We do not anticipate that either our shareholders or we will engage an underwriter in the selling or distribution of our shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $20,000.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened legal actions against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The directors and executive officers of the Company are:

Name	Age	Position	Date Appointed
Ernest W. Letiziano	62	President, Chief Executive Officer, Chief Financial Officer and Director	July 8, 2005

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years. Below is a brief biography of Mr. Letiziano:

ERNEST W. LETIZIANO was appointed as the Company’s President, Chief Executive Officer, Chief Financial officer and sole director as of July 8, 2005. Mr. Letiziano, age 62, has 40 years of experience in finance, business and sports and entertainment. After serving his internship with Haskins & Sells, CPA’s, Mr. Letiziano sat for his CPA Certificate in Pennsylvania. In 1964 he also received his Registered Municipal Accountant’s Certificate to practice in New York, New Jersey and Pennsylvania. He was employed with Haskins and Sells from 1962-1969. Letiziano attended Pennsylvania State University, where he majored in accounting and economics. From 1970-1972, he co-owned an accounting practice in Reading, PA. From 1992 to the Present, Mr. Letiziano has been self-employed as an international monetarist facilitating financial transactions for his clients. From 1988 to 1993, Mr. Letiziano was CEO of Ringside International Broadcasting Corporation, (NASDAQ symbol: RIBC). The company enjoyed over 4 years of success in sports and entertainment TV programming. RIBC captured 98% of the TV markets; in excess of 66 million TV households in the United States. RIBC boxing shows also aired in eight foreign countries. The company was sold in 1993 to a Houston based company. Mr. Letiziano co-owned Classic Motor Car Company, an automobile-manufacturer 1973-1976. From 1977 to 1982 he was Vice President of First Florida Utilities, Inc., a five-state utility public company (NASDAQ symbol SFFL). In 1982, Mr. Letiziano founded, Ringside Events, Inc., a promotional boxing enterprise. He has held commission licenses in 13 states and Great Britain and has promoted and produced over 150 major events worldwide.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. There are no agreements with respect to the election of Directors. We have not compensated our Directors for service on our Board of Directors, any committee thereof, or reimbursed for expenses incurred for attendance at meetings of our Board of Directors and/or any committee of our Board of Directors. Officers are appointed annually by our Board of Directors and each Executive Officer serves at the discretion of our Board of Directors. We do not have any standing committees. Our Board of Directors may in the future determine to pay Directors’ fees and reimburse Directors for expenses related to their activities.

None of our Officers and/or Directors have filed any bankruptcy petition, been convicted of or been the subject of any criminal proceedings or the subject of any order, judgment or decree involving the violation of any state or federal securities laws within the past five (5) years.

Audit Committee

We do not have a standing audit committee of the Board of Directors. Management has determined not to establish an audit committee at present because of our limited resources and limited operating activities do not warrant the formation of an audit committee or the expense of doing so. We do not have a financial expert serving on the Board of Directors or employed as an officer based on management’s belief that the cost of obtaining the services of a person who meets the criteria for a financial expert under Item 401(e) of Regulation S-B is beyond its limited financial resources and the financial skills of such an expert are simply not required or necessary for us to maintain effective internal controls and procedures for financial reporting in light of the limited scope and simplicity of accounting issues raised in its financial statements at this stage of its development.

Involvement in Certain Legal Proceedings

No director, nominee for director, or executive officer of the Company has appeared as a party in any legal proceeding material to an evaluation of his ability or integrity during the past five years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of shares of our common stock owned as of June 1, 2006 by all persons (i) known to us who own more than 5% of the outstanding number of such shares, (ii) by all of our directors, and (iii) by all officers and directors of us as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.

Security Ownership of Certain Beneficial Owners

Title of Class	Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percentage of Class (2)

Common Stock	Letiziano, Ernest W.	900,000	23.36%

Common Stock	Donaldson, Thomas	601,000	15.60%

Common Stock	Hillabrand, Hope E.	501,000	13.00%

Common Stock	Grad, Richard	401,000	10.41%

(1)	The address for each of the individuals listed in this table is 205 Worth Avenue, Suite 316, Palm Beach, Florida 33480.
(2)	Based on 3,852,000 shares of our common stock outstanding.

Security Ownership of Management

Title of Class	Name and address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percentage of Class (2)

Common Stock	Letiziano, Ernest W.	900,000	23.36%

(1)	The address for each of the individuals listed in this table is 205 Worth Avenue, Suite 316, Palm Beach, Florida 33480.
(2)	Based on 3,852,000 shares of our common stock outstanding.

Changes in Control

There are no arrangements which may result in a change in control of us.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $.001 per share and 50,000,000 shares of preferred stock at a par value of $.001 per share. As of June 1, 2006, 3,902,000 shares of common stock were issued and 3,852,000 shares of common stock were outstanding. On March 31, 2006, the Company repurchased 50,000 shares of common stock from the estate of a deceased shareholder which purchased said shares pursuant to the aforementioned Regulation D Rule 506 offering completed in May 2006 for $50,000 cash. In addition, 5,000,000 shares of preferred stock were issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Preferred Stock

Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

Anti-Takeover Effect of Delaware Law, Certain Charter and By-Law Provisions

Our certificate of incorporation and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control of our company. These provisions have the following effects:

-	they provide that special meetings of stockholders may be called only by a resolution adopted by a majority of our board of directors;

-

they provide that only business brought before an annual meeting by our board of directors or by a stockholder who complies with the procedures set forth in the bylaws may be transacted at an annual meeting of stockholders;

-	they provide for advance notice of specified stockholder actions, such as the nomination of directors and stockholder proposals;

-

they do not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority stockholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority stockholders to effect changes in our board of directors and, as a result, may have the effect of deterring a hostile takeover or delaying or preventing changes in control or management of our company; and

-

they allow us to issue, without stockholder approval, up to 50,000,000 shares of preferred stock that could adversely affect the rights and powers of the holders of our common stock. In some circumstances, this issuance could have the effect of decreasing the market price of our common stock, as well.

We are subject to the provisions of Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a ‘‘business combination’’ with an ‘‘interested stockholder’’ for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a ‘‘business combination’’ includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an ‘‘interested stockholder’’ is a person who, together with affiliates and associates, owns, or within three years prior did own, 15% or more of the voting stock of a corporation.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee. Anslow & Jaclin, LLP, our independent legal counsel, has provided an opinion on the validity of our common stock. Anslow & Jaclin, LLP has been our legal counsel since inception.

The financial statements included in this prospectus and the registration statement have been audited S. W. Hatfield, CPA certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Delaware Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated in the State of Delaware under the name 51142 Inc. on February 2, 2005. On July 8, 2005, pursuant to the terms of a Stock Purchase Agreement, Signet Entertainment Corporation, a Florida corporation, purchased all of our issued and outstanding common stock for cash consideration of $36,000. Subsequently, we changed our name to Signet International Holdings, Inc.

On September 8, 2005, pursuant to a Stock Purchase Agreement and Share Exchange by and among us, Signet Entertainment Corporation, and the shareholders of Signet Entertainment Corporation (“Shareholders”), we acquired all of the then issued and outstanding preferred and common shares of Signet Entertainment Corporation for a total of 3,421,000 common shares and 5,000,000 preferred shares of our stock which was issued to the Signet Entertainment Corporation shareholders. Pursuant to the agreement Signet Entertainment Corporation became our wholly owned subsidiary.

DESCRIPTION OF BUSINESS

Business Development

We were incorporated in the State of Delaware under the name 51142 Inc. on February 2, 2005. On July 8, 2005, pursuant to the terms of a Stock Purchase Agreement, Signet Entertainment Corporation, a Florida corporation, purchased all of our issued and outstanding common stock for cash consideration of $36,000. Subsequently, we changed our name to Signet International Holdings, Inc.

On September 8, 2005, pursuant to a Stock Purchase Agreement and Share Exchange by and among us, Signet Entertainment Corporation, and the shareholders of Signet Entertainment Corporation (“Shareholders”), we acquired all of the then issued and outstanding preferred and common shares of Signet Entertainment Corporation for a total of 3,421,000 common shares and 5,000,000 preferred shares of our stock which was issued to the Signet Entertainment Corporation shareholders. Pursuant to the agreement Signet Entertainment Corporation became our wholly owned subsidiary.

Business of Issuer

Our wholly owned subsidiary, Signet Entertainment Corporation (“SIG”), was incorporated on October 17, 2003 for the purpose of launching a “gaming and entertainment” television network. We will purchase, lease, and employ the apparatus, equipment, and personnel necessary to establish the network. The network will cover major Poker and Blackjack tournaments as well as other major high stakes casino games. The network will also cover via satellite and cable other sports events such as horse racing and selected global events which have a sports and entertainment format. SIG’s largest source of revenue will come from advertising, specifically from various resorts and casinos, and sporting sites in North and South America, Europe, Asia and Africa. SIG will realize income from infomercials and sports and entertainment programming that offer subject matter that are all-encompassing to the network’s format.

General

In order to implement its purpose of launching a gaming and entertainment television network, SIG entered into agreements with Triple Play Media Management, Inc. (“Triple Play”)and Big Vision, Inc. (“Big Vision”). Pursuant to the agreements, Triple Play will operate our facilities and provide programming content while Big Vision will provide the equipment and technology to establish the facility.

Pursuant to our Management Agreement with Triple Play, Triple Play has agreed to manage and operate our facility in exchange for financial and administrative support of its ready-to-launch, new television network, “The Gaming & Entertainment Network.” In essence, we will provide the facilities, while Triple Play will provide the management of such facilities as well as programming content. We will pay Triple Play a management fee of 12% each year, provided we realize a minimum pre-tax net profit of 25%. In addition, we will provide an allowance for costs related to licensing, permits, and other fees related to broadcasting equal to one-half percent of total gross revenues. In exchange, we will receive 87.5% of Triple Play’s gross revenues less operating expenses.

Our Management Agreement with Big Vision provides for the use by us of Big Vision’s equipment and property for the staging of our facility. In exchange for use of the facilities, we will pay a service fee to Big Vision on a “most favored nation” basis for the first year of our operations. In essence, in our first year, we will pay Big Vision a fee equal to its costs in providing the equipment and facilities. After the initial year, we will pay Big Vision industry standard rates plus an additional 15%.

In addition, on April 13, 2006, we purchased the exclusive rights to twenty titled one-half hour screen plays representing original programming from Freehawk Productions, Inc. Each title will be delivered with an additional four ready for airing one-half hour episodes. These screen plays will constitute one hundred one-half hour shows to be aired over our gaming and entertainment network.

Furthermore, we intend to acquire Low-Powered Television (LPTV) stations as a means for distributing our programming to viewers. We believe that LPTV affords an opportunity for entry into television broadcasting and has permitted fuller use of the broadcast spectrum. LPTV stations offer national advertisers highly defined audiences; several LPTV stations broadcast in excess of 1,000,000 TV Households. As advertisers search for ways to reach targeted demographic groups, we believe LPTV stations will become an increasingly important part of their advertising strategy. We plan on targeting LPTV stations that feature high-distribution (high number TV households), favorable market location, up-to-date equipment, Class A rating, tower delivery system, studio properties and most importantly, the LPTV must be sanctioned by the Federal Communication Commission with current and clear license to operate.

Programming

Triple Play Media Management, Inc.

Triple Play’s programming niche is “gaming.” Presently, there are no channels formatted exclusively for the gaming customer whose interest is focused on the vast variety of gaming activities, domestically as well as internationally, including “sports and entertainment.” This type of network is unique to the television industry. SIG believes that this market is capable of producing substantial revenue based on the commercial advertising revenue potential of the hotel/casino/travel industry. SIG believes that the sales revenues from these industries alone, after the first year, will not only cover operating costs and expenses thereafter, but also, within the next eighteen months, return sufficient revenue to pay for all of our initial capital expenditures.

The Gaming & Entertainment Network will cover major tournaments such as the World Series of Poker, the championship Blackjack play-offs, and coverage of the high stakes major table games, especially those from Hong Kong, South America and the Outback of Australia. The activities in the Las Vegas, Reno and Laughlin, Nevada areas, and various Florida venues alone, host high stakes tournaments on a daily basis. Triple Play will produce domestic and international feeds covering thoroughbred and quarter-horse racing; coverage of fluctuation and trends within sports books from selected locations around the world; scheduled hourly updating of betting lines on sporting events; and a remote coverage of all betting sports, to delivering our personal insight and commentary, live from the sites of origination. Handicapping shows will feature the “how-to” of betting, who’s betting, and why.

The Triple Play marketing team has been approached by two of the largest syndicators who have expressed their eagerness to cooperate in our airing all of its college sports events, including the major conference playoffs. These games will be aired in North America to a minimum of twenty million households and to the ninety-eight million households in Europe.

Along with and part of the gaming and sports coverage, Triple Play will offer shows exploring the insights of the hotel and casino business; offer original formatted airing of special events taking place in the hotels and casinos around the world, including profiles of the shows and headliners, their acts and silhouetting behind the scenes action. Triple Play will feature a newly developed format called “Dialing for Dollars, Satellite Pay Per View Bingo.” Triple Play will also exclusively produce the internationally popular, “Swimwear Pageants.”

Other Programming

In addition to the programs produced by Triple Play, we intend to produce our own original programming and air infomercials during off-peak hours.

On April 13, 2006 we purchased the exclusive rights to twenty titled one-half hour screen plays representing original programming. Each title will be delivered with an additional four “ready for airing” one-half hour episodes. These screen plays will constitute one hundred one-half hour shows to be aired over the Signet Network.

The formats of the original programming include several children episodes including animation, family shows, adult comedy and drama and several timely realities. The entire twenty originals with supplementary episodes are scheduled to be delivered within the next thirty-six months.

These shows will be up-linked from the Triple Play facility to be distributed and aired over our network in the United States. Accordingly, these shows will also be up-linked to our North America, European and South America satellite delivery systems and distributed world-wide.

The potential fifty hours of original programming have been evaluated and assessed by an independent appraiser for commercial value of marketability and in consideration of value for ancillaries and rate- appraised slot advertising value. The appraisal service has been evaluating program acquisitions for the major TV Networks in excess of twenty years and has consulted for advertisers who require up to date trends and mind-set of public interests.

Demand for infomercial airtime is constantly growing along with the telecasting revenues realized. Through 2005, the infomercial industry reported a $78.0 Billion business. Infomercial time is currently being sold for an average in excess of $110,000 per tapped half hour unit. We have reserved three hours (6 units) for each 24-hour period on a basis of a minimum of 50 airings (300) each per year. These infomercials will be viewed in five continents. We have set aside approximately four hours a day for this format. Infomercials will be critically selected upon quality of production and quality of product and international acceptance.

Big Vision, Inc.

In addition to the exclusive contract with Triple Play whose primary purpose is creating original programming, distribution and international sales and satellite delivery systems, SIG has also executed a long-term contract with Big Vision, Inc. whose primary purpose is television production, transmitting and ground crew pick up.

Big Vision is a Las Vegas, Nevada based video production company with over 22,000 square feet in the heart of Las Vegas which offers all TV production amenities required of any variety of television programming. Big Visions also owns a 12,000 square feet facility in Burbank, CA serving clients nationwide and abroad. Because of its location in Las Vegas, Big Vision enjoys the distinctive opportunity to produce, direct and televise most of the leading events in the sports and entertainment business.

Big Vision is best known for its production mobile facilities which will be used to compliment Triple Play. Big Visions’ services range from original video production to providing the technical management, professional crewing and equipment for major broadcast series and events. It has recently added a sophisticated sound delivery system and a complete line of High Definition delivery techniques with new cameras, recorders, and monitors.

The practicality of having Big Vision affiliated with Triple Play assures uninterrupted local programming coverage by Big Vision and at the same time gives Triple Play the flexibility to initiate its broadcast and programming schedules in the European, Asian, North and South American markets.

The combination of contracting with Triple Play and Big Vision properties will provide us the unique opportunity to at once inaugurate not only the infomercial scheduled segments but also the on-going programming operations.

Distribution

Low Power Television Stations.

We intend to acquire Low-Powered Television (LPTV) stations as another means for distributing our programming to viewers. The LPTV service was established by the Federal Communications Commission (FCC) in 1982. It was primarily intended to provide opportunities for locally oriented television service in small communities within larger urban areas.

For the past 24 years American TV audiences have enjoyed increasingly expanded viewing choices. In 1976 the three major Networks by way of high power affiliates have controlled more than 90% of the audience viewing in prime time. Today that audience percentage has diminished to less than 50%. The gap has been filled by cable, satellite services, and LPTV broadcasting.

We believe LPTV presents a less expensive and more flexible means of delivering programming tailored to the interests of viewers in small localized areas, providing a means of local self-expression and at the same time available for nationally distributed products. We believe that LPTV affords an opportunity for entry into television broadcasting and has permitted fuller use of the broadcast spectrum.

LPTV stations transmit on one of the standard VHF or UHF television channels. The distance at which a station can be viewed depends on a variety of factors such as: antenna height, transmitter power, transmitting antenna and the nature of the terrain. Generally LPTV stations span approximately 20 miles from their tower in all directions.

LPTV stations offer national advertisers highly defined audiences; several LPTV stations broadcast in excess of 1,000,000 TV Households. As advertisers search for ways to reach targeted demographic groups, we believe LPTV stations will become an increasingly important part of their advertising strategy.

We plan on targeting LPTV stations that feature high-distribution (high number TV households), favorable market location, up-to-date equipment, Class A rating, tower delivery system, studio properties and most importantly, the LPTV must be sanctioned by the Federal Communication Commission with current and clear license to operate. The FCC license is a rare and a highly regarded commodity and arguably, the very life line of any LPTV operation, consequently, application and acceptance by the FCC measures are required.

Digital Terrestrial Broadcasting Network

Digital television is now considered to be an integral part of television broadcasting distribution channel. Digital television can deliver vast amounts of information at very low cost to a high number of viewers. Digital television can deliver more programs than traditional analog television over any transmission medium.

We will deliver the nation’s newest, state of the art modular units according to customized plans and schematics just recently completed. Through our management agreement with Triple Play, we will operate one of the world’s newest 36 MHz C-band North American and Eutelsat DTH digital platform information systems capable of reaching a wide audience.

Hi-Definition Television

We have received a proposal from a major satellite provider for a 10-year lease without change in costs for the next twelve months. The proposal offers exciting new features that we will make available as a new delivery system. We expect to deliver HDTV (High Definition Television) to our viewers throughout the world.

Intellectual Properties

On April 13, 2006 we purchased the exclusive rights to twenty titled one-half hour screen plays representing original programming. Each title will be delivered with an additional four “ready for airing” one-half hour episodes. These screen plays will constitute one hundred one-half hour shows to be aired over the network.

The formats of the original programming include several children episodes including animation, family shows, adult comedy and drama and several timely realities. The entire twenty originals with supplementary episodes are scheduled to be delivered within the next thirty-six months.

These shows will be up-linked from our facility to be distributed and aired over our network in the United States. Accordingly, these shows will also be up-linked to our North America, European and South America satellite delivery systems and distributed world-wide.

The potential fifty hours of original programming have been evaluated and assessed by an independent appraiser for commercial value of marketability in consideration of value for ancillaries and rate- appraised slot advertising value. The appraisal service has been evaluating program acquisitions for the major TV Networks in excess of twenty years and has consulted for advertisers who require up to date trends and mind-set of public interests.

Employees

We currently have no employees.

MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

Caution Regarding Forward-Looking Information

Certain statements contained in this quarterly filing, including, without limitation, statements containing the words “believes”, “anticipates”, “expects” and words of similar import, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Such factors include, among others, the following: international, national and local general economic and market conditions: demographic changes; the ability of the Company to sustain, manage or forecast its growth; the ability of the Company to successfully make and integrate acquisitions; raw material costs and availability; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; changes in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; and other factors referenced in this and previous filings.

Given these uncertainties, readers of this registration statement on Form SB-2 and investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Plan of Operation

We are a developmental stage company that is currently implementing our business plan which upon funding will begin to establish a new television network and acquire and /or merge with other like commerce going concerns who may enhance our product and presence in the media communications industry.

No revenues have been generated to date and we expect limited revenues until we raise additional funds and therefore we will continue to operate on a reduced budget until such time. If we are unable to raise additional funds by calendar year end 2006 we may have to limit our operations. Mr. Ernest W. Letiziano, our sole officer, director and principal shareholder, has agreed that he will continue to cover the costs for our operations until additional funds become available. Although we have no commitments for capital, other than verbal assurances from Mr. Letiziano, we may raise additional funds through public offerings of equity, securities convertible into equity or debt, private offerings of securities or debt, or other sources. To date we have been able to raise additional funds through either debt or equity offerings.

We believe we can satisfy our cash requirements for the next twelve months with our current cash reserves. However, completion of our plan of operation may be subject to attaining adequate revenue and/or raising additional funds. We cannot assure investors that adequate revenues will be generated or that we will be able to raise sufficient capital. In the absence of adequate revenue or additional cash, we may be unable to proceed with our plan of operations. In the event that we will require additional cash, we believe that we will be able to raise the necessary funds to continue to pursue our business operations. Even without significant revenues or additional cash within the next twelve months, we still anticipate being able to continue with our present activities, but we may require financing to potentially achieve our goal of profit, revenue and growth.

We anticipate that our operational as well as general and administrative expenses for the next 12 months will total $125,000. We do not anticipate the purchase or sale of any significant equipment. We also do not expect any significant changes in the number of employees. We do not intend to increase our staff until such time as we can raise the capital or generate revenues to support the increase in overhead expense. The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised in subsequent private financings may vary significantly depending upon the exact amount of funds raised and status of our business plan.

Results of Operations

Quarters Ended March 31, 2006 and 2005

The Company had no revenue for either of the respective three month periods ended March 31, 2006 and 2005, respectively.

General and administrative expenses for each of the three month periods ended March 31, 2006 and 2005 were approximately $48,900 and $27,700, respectively. The Company received gross funds totaling approximately $90,000 through the end of July 2005. Interest expense on these borrowed funds totaled approximately $2,200 for the three months ended March 31, 2006.

Net loss for the three months ended March 31, 2006 and 2005, respectively, were approximately $(51,100) and $(27,700). Earnings per share for the respective three month periods ended March 31, 2006 and 2005 was approximately $(0.01) and $(0.01) on the weighted-average shares issued and outstanding.

The Company does not expect to generate any meaningful revenue or incur operating expenses for purposes other than fulfilling the obligations of a reporting company under The Securities Exchange Act of 1934 unless and until such time that the Company’s operating subsidiary begins meaningful operations.

At March 31, 2006 and 2005, respectively, the Company had working capital of approximately $43,000 and $(128,920).

Fiscal Years Ended December 31, 2005 and 2004

The Company had no revenue for either of the respective fiscal year periods ended December 31, 2005 and 2004, respectively.

General and administrative expenses for the fiscal year ended December 31, 2005 and 2004 were approximately $121,780 and $111,490, respectively. Net loss for the fiscal year ended December 31, 2005 and 2004, respectively, was approximately $(231,770) and $(111,490). Earnings per share for the respective fiscal year ended December 31, 2005 and 2004 was approximately $(0.07) and $(0.03) on the weighted-average shares issued and outstanding.

The Company does not expect to generate any meaningful revenue or incur operating expenses for purposes other than fulfilling the obligations of a reporting company under The Securities Exchange Act of 1934 unless and until such time that the Company’s operating subsidiary begins meaningful operations.

Capital Resources and Liquidity

At December 31, 2005 and 2004, respectively, the Company had working capital of approximately $129,010 and $(106,170).

It is the intent of management and significant stockholders, if necessary, to provide sufficient working capital necessary to support and preserve the integrity of the corporate entity. However, there is no legal obligation for either management or significant stockholders to provide additional future funding. Should this pledge fail to provide financing, we have not identified any alternative sources. Consequently, there is substantial doubt about the our ability to continue as a going concern.

Our need for capital may change dramatically as a result of any business acquisition or combination transaction. There can be no assurance that we will identify any such business, product, technology or company suitable for acquisition in the future. Further, there can be no assurance that we would be successful in consummating any acquisition on favorable terms or that it will be able to profitably manage the business, product, technology or company it acquires.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for us to continue as a going concern.

The Company is still in the process of developing and implementing it’s business plan and raising additional capital. As such, the Company is considered to be a development stage company.

Off-Balance Sheet Arrangements

None.

DESCRIPTION OF PROPERTY

We currently operate our business from our corporate headquarters located at 205 Worth Avenue, Suite 316 Palm Beach, FL 33480. We lease such space on a yearly basis. We have been operating under the following terms: The term of the lease agreement is from July 2002 through July 2009. Currently, our monthly rent payments for base rent were approximately $927.51 per month. There no are additional rent payments for common area maintenance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 2, 2005, we issued 100,000 shares to Scott Raleigh for services rendered as our founder. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. On July 8, 2005, Scott Raleigh transferred the 100,000 shares to Signet Entertainment Corporation pursuant to a stock purchase agreement and pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933. Our current President, Director, and Executive Officer, Ernie Letiziano is the Director and Chief Executive Officer of Signet Entertainment Corporation

Pursuant to a Stock Purchase Agreement and Share Exchange between us and Signet Entertainment Corporation dated September 8, 2005, we obtained all of the shares of Signet Entertainment Corporation in exchange for 3,421,000 restricted shares of our common stock 5,000,000 shares of our preferred stock. Pursuant to the transaction, Ernest Letiziano, our current President, Director, and Executive Officer, received 900,000 restricted shares of our common stock and 2,500,000 shares of our preferred stock. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Rule 144

As of June 1, 2006, there are no shares of our common stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After Septmber 8, 2006, the 3,421,000 shares issued by us pursuant to the share exchange with Signet Entertainment Corp. will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After May 2006, the 331,000 shares held by the shareholders who purchased their shares in the Regulation D, Rule 506 offering by us will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company’s common stock then outstanding which, in our case, would equal 38,520 shares as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

As of June 1, 2006, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons

Holders of Our Common Stock

As of June 1, 2006, we had approximately 69 registered shareholders.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future.

Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth all compensation plans previously approved and not previously approved by security holders with respect to compensation plans as of December 31, 2005

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	None
Equity compensation plans not approved by security holders	None
Total	None

EXECUTIVE COMPENSATION

Compensation of Executive Officers

Summary Compensation Table. The following summary compensation table sets forth all compensation paid by us during the fiscal years ended December 31, 2005 and 2004 in all capacities for the accounts of the Chief Executive Officer (CEO) and Chief Financial Officer (CFO).

Summary Compensation Table

		ANNUAL COMPENSATION	LONG-TERM COMPENSATION
Name	Year	Salary	Restricted Stock Awards ($)
Ernie Letiziano President, Chief Executive Officer, Chief Financial Officer, Chairman	2005 2004	70,000 (1) 70,000 (1)	$10,000 (2) $0

(1) Mr. Letiziano has agreed to defer his salary for this period and therefore we have accrued such salary as salary payable. Such deferred salary will be paid when the Company is able to do so.

(2) On July 19, 2005, Signet Entertainment Corporation, our wholly owned subsidiary, issued 1,000,000 shares of preferred stock to Mr. Letiziano for services related to the organization and structuring of Signet Entertainment Corporation and its proposed business plan prior to the merger with us. This transaction was valued at approximately $10,000, which approximates the value of the services provided. Such preferred shares were exchanged for equivalent shares of our preferred stock pursuant to the Share Exchange between us and Signet Entertainment Corporation.

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table during fiscal year ended December 31, 2005

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during fiscal year ending December 31, 2005, by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officer in the last completed fiscal year under any LTIP

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

We do not have any employment agreements in place with our sole officer and director.

FINANCIAL STATEMENTS

The required financial statements begin on page F-1 of this document

Signet International Holdings, Inc.

(a development stage company)

Contents

Page

Report of Independent Registered Certified Public Accounting Firm	F-2

Annual Consolidated Financial Statements

Consolidated Balance Sheets
as of December 31, 2005 and 2004	F-3

Consolidated Statements of Operations and Comprehensive Loss
for the years ended December 31, 2005 and 2004 and
for the period from October 17, 2003 (date of inception) through December 31, 2005	F-4

Consolidated Statement of Changes in Shareholders’ Equity
for the period from October 17, 2003 (date of inception) through December 31, 2005	F-5

Consolidated Statements of Cash Flows
for the years ended December 31, 2005 and 2004 and
for the period from October 17, 2003 (date of inception) through December 31, 2005	F-6

Notes to Consolidated Financial Statements	F-7

Interim Consolidated Financial Statements

Consolidated Balance Sheets	F-13
as of March 31, 2006 and 2005

Consolidated Statements of Operations and Comprehensive Loss
for the three months ended March 31, 2006 and 2005 and
for the period from October 17, 2003 (date of inception) through March 31, 2006	F-14

Consolidated Statements of Cash Flows
for the three months ended March 31, 2006 and 2005 and
for the period from October 17, 2003 (date of inception) through March 31, 2006	F-15

Notes to Consolidated Financial Statements	F-16

Letterhead of S. W. Hatfield, CPA

Report of Independent Registered Certified Public Accounting Firm

Board of Directors and Stockholders

Signet International Holdings, Inc.

We have audited the accompanying consolidated balance sheets of Signet International Holdings, Inc. (a Delaware corporation and a development stage company) and Subsidiary (a Florida corporation) as of December 31, 2005 and 2004 and the related consolidated statements of operations and comprehensive loss, consolidated changes in shareholders’ deficit and consolidated statements of cash flows for each of the years ended December 31, 2005 and 2004 and for the period from October 17, 2003 (date of inception) through December 31, 2005, respectively. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Signet International Holdings, Inc. and Subsidiary as of December 31, 2005 and 2004 and the results of its consolidated operations and its consolidated cash flows each of the years ended December 31, 2005 and 2004 and for the period from October 17, 2003 (date of inception) through December 31, 205, respectively, in conformity with generally accepted accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note C to the financial statements, the Company has no viable operations or significant assets and is dependent upon significant shareholders to provide sufficient working capital to maintain the integrity of the corporate entity. These circumstances create substantial doubt about the Company’s ability to continue as a going concern and are discussed in Note C. The financial statements do not contain any adjustments that might result from the outcome of these uncertainties.

/s/ S. W. Hatfield, CPA
S. W. HATFIELD, CPA

Dallas, Texas

March 20, 2006

Signet International Holdings, Inc. and Subsidiary
(a development stage company)
Consolidated Balance Sheets
December 31, 2005 and 2004

	December 31,	December 31,
	2005	2004
ASSETS
Current Assets
Cash in bank	$401,370	$-

Total Assets	$401,370	$-

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Liabilities
Current Liabilities
Note payable	$90,000	$-
Other accrued liabilities	33,939	24,500
Accrued officer compensation	148,420	81,670

Total Current Liabilities	272,359	106,170

Commitments and Contingencies

Shareholders’ Equity (Deficit)
Preferred stock - $0.001 par value
50,000,000 shares authorized
5,000,000 and 4,000,000 shares
issued and outstanding, respectively	5,000	4,000
Common stock - $0.001 par value.
100,000,000 shares authorized.
3,887,000 and 3,464,000 shares
issued and outstanding, respectively	3,887	3,464
Additional paid-in capital	522,807	92,282
Deficit accumulated during the development stage	(402,683)	(170,916)
	129,011	(71,170)
Stock subscription receivable	-	(35,000)

Total Shareholders’ Equity (Deficit)	129,011	(106,170)

Total Liabilities and Shareholders’ Equity	$401,370	$-

The accompanying notes are an integral part of these financial statements.

Signet International Holdings, Inc. and Subsidiary

(a development stage company)

Consolidated Statements of Operations and Comprehensive Loss

Years ended December 31, 2005 and 2004 and

Period from October 17, 2003 (date of inception) through December 31, 2005

	Year ended December 31,	Year ended December 31,	Period from October 17, 2003 (date of inception) through December 31,
	2005	2004	2005

Revenues	$-	$-	$-

Expenses
Organizational and formation expenses	48,991	-	89,801
Officer compensation	70,000	70,000	151,670
Other salaries	10,750	21,000	35,250
Other general and
administrative expenses	41,032	20,492	64,968
Total expenses	170,773	111,492	341,689

Loss from operations	(170,773)	(111,492)	(341,689)

Other income (expense)
Charge for stock sold below “fair value”	(56,430)	-	(56,430)
Interest expense	(4,564)	-	(4,564)

Loss before provision for income taxes	(231,767)	(111,492)	(402,683)

Provision for income taxes	-	-	-

Net Loss	(231,767)	(111,492)	(402,683)

Other Comprehensive Income	-	-	-

Comprehensive Loss	$(231,767)	$(111,492)	$(402,683)

Loss per share of common stock
outstanding computed on net loss -
basic and fully diluted	$(0.07)	$(0.03)	$(0.12)

Weighted-average number of shares
outstanding - basic and fully diluted	3,546,907	3,408,836	3,455,482

The accompanying notes are an integral part of these financial statements.

Signet International Holdings, Inc. and Subsidiary
(a development stage company)
Consolidated Statement of Changes in Shareholders’ Equity (Deficit)
Period from October 17, 2003 (date of inception) through December 31, 2005

	Preferred Stock		Common Stock		Additional paid-in	Deficit Accumulated during the development	Stock subscription	Total
	Shares	Amount	Shares	Amount	capital	stage	receivable
Stock issued at formation of
Signet International
Holdings, Inc.	-	$-	100,000	$100	$-	$-	$-	$100
Effect of reverse merger
transaction with Signet
Entertainment Corporation	4,000,000	4,000	3,294,000	3,294	33,416	-	-	40,710
Capital contributed to
support operations	-	-	-	-	3,444	-	-	3,444
Net loss for the period	-	-	-	-	-	(59,424)	-	(59,424)

Balances at
December 31, 2003	4,000,000	4,000	3,394,000	3,394	36,860	(59,424)	-	(15,170)
Common stock sold pursuant
to a private placement	-	-	70,000	70	34,930	-	(35,000)	-
Capital contributed to
support operations	-	-	-	-	20,492	-	-	20,492
Net loss for the year	-	-	-	-	-	(111,492)	-	(111,492)

Balances at
December 31, 2004	4,000,000	4,000	3,464,000	3,464	92,282	(170,916)	(35,000)	(106,170)
Issuance of preferred stock
for services	1,000,000	1,000	-	-	8,519	-	-	9,519
Common stock sold pursuant
to an August 2005 private
placement	-	-	57,000	57	513	-	-	570
Adjustment for stock sold at
less than “fair value”	-	-	-	-	56,430	-	-	56,430
Common stock sold pursuant
to a September 2005 private
placement	-	-	366,000	366	365,634	-	-	366,000
Cost of obtaining capital	-	-	-	-	(10,446)	-	-	(10,446)
Collections on stock
subscription receivable	-	-	-	-	-	-	35,000	35,000
Capital contributed to
support operations	-	-	-	-	9,875	-	-	9,875
Net loss for the period	-	-	-	-	-	(231,767)	-	(231,767)
Balances at
December 31, 2005	5,000,000	$5,000	3,887,000	$3,887	$522,807	$(402,683)	$-	$129,011

The accompanying notes are an integral part of these financial statements.

Signet International Holdings, Inc. and Subsidiary
(a development stage company)
Consolidated Statements of Cash Flows
Years ended December 31, 2005 and 2004 and
Period from October 17, 2003 (date of inception) through December 31, 2005

	Year ended December 31,		Year ended December 31,		Period from October 17, 2003 (date of inception) through December 31,
	2005		2004		2005

Cash Flows from Operating Activities
Net loss for the period		$(231,767)		$(111,492)		$(402,683)
Adjustments to reconcile net loss
to net cash provided by operating activities
Depreciation and amortization		-		-		-
Organizational expenses paid
with issuance of common stock		9,519		-		50,329
Charge to operations for stock sold
at less than “fair value”		56,430		-		56,430
Increase (Decrease) in
Accrued liabilities		9,439		21,000		33,939
Accrued officers compensation		66,750		70,000		148,420

Net cash used in operating activities		(89,629)		(20,492)		(113,565)

Cash Flows from Investing Activities		-		-		-

Cash Flows from Financing Activities
Proceeds from note payable		90,000		-		90,000
Proceeds from sale of common stock		401,570		-		401,570
Cash paid to acquire capital		(10,447)		-		(10,447)
Capital contributed to support operations		9,876		20,492		33,812

Net cash (used in) financing activities		490,999		20,492		514,935

Increase (Decrease) in Cash		401,370		-		401,370

Cash at beginning of period		-		-		-

Cash at end of period		$401,370		$-		$401,370

Supplemental Disclosure of
Interest and Income Taxes Paid
Interest paid for the year		$-		$-		$-
Income taxes paid for the year		$-		$-		$-

The accompanying notes are an integral part of these financial statements.

Signet International Holdings, Inc. and Subsidiary
(a development stage company)

Notes to Consolidated Financial Statements

Note A - Organization and Description of Business

Signet International Holdings, Inc. was incorporated on February 2, 2005 in accordance with the Laws of the State of Delaware as 51142, Inc.

On September 8, 2005, pursuant to a Stock Purchase Agreement and Share Exchange (Agreement) by and among Signet International Holdings, Inc. (Signet); Signet Entertainment Corporation (SIG) and the shareholders of SIG (Shareholders) (collectively SIG and the SIG shareholders shall be known as the “SIG Group”), Signet acquired 100.0% of the then issued and outstanding preferred and common stock of SIG for a total of 3,421,000 common shares and 5,000,000 preferred shares of Signet’s stock issued to the SIG shareholders. Pursuant to the agreement, SIG became a wholly owned subsidiary of Signet.

Signet Entertainment Corporation was incorporated on October 17, 2003 in accordance with the Laws of the State of Florida. SIG was formed to establish a television network “The Gaming and Entertainment Network”.

The combined/consolidated entity is referred to as Company.

The Company is considered in the development stage and, as such, has generated no significant operating revenues and has incurred cumulative operating losses of approximately $403,000.

Note B - Preparation of Financial Statements

The acquisition of Signet Entertainment Corporation by Signet International Holdings, Inc. effected a change in control of Signet International Holdings, Inc. and is accounted for as a “reverse acquisition” whereby Signet Entertainment Corporation is the accounting acquiror for financial statement purposes. Accordingly, for all periods subsequent to the “reverse merger” transaction, the financial statements of the Signet International Holdings, Inc. will reflect the historical financial statements of Signet Entertainment Corporation from it’s inception and the operations of Signet International Holdings, Inc. subsequent to the September 8, 2005 transaction date.

The Company follows the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America and has a year-end of December 31.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

Note C - Going Concern Uncertainty

The Company is still in the process of developing and implementing it’s business plan and raising additional capital. As such, the Company is considered to be a development stage company.

The Company’s continued existence is dependent upon its ability to generate sufficient cash flows from operations to support its daily operations as well as provide sufficient resources to retire existing liabilities and obligations on a timely basis.

The accompanying notes are an integral part of these financial statements.

Signet International Holdings, Inc. and Subsidiary
(a development stage company)

Notes to Consolidated Financial Statements - Continued

Note C - Going Concern Uncertainty - Continued

The Company anticipates that future sales of equity securities to fully implement it’s business plan or to raise working capital to support and preserve the integrity of the corporate entity may be necessary. There is no assurance that the Company will be able to obtain additional funding through the sales of additional equity securities or, that such funding, if available, will be obtained on terms favorable to or affordable by the Company.

If no additional capital is received to successfully implement the Company’s business plan, the Company will be forced to rely on existing cash in the bank and upon additional funds which may or may not be loaned by management and/or significant stockholders to preserve the integrity of the corporate entity at this time. In the event, the Company is unable to acquire sufficient capital, the Company’s ongoing operations would be negatively impacted.

It is the intent of management and significant stockholders to provide sufficient working capital necessary to support and preserve the integrity of the corporate entity. However, no formal commitments or arrangements to advance or loan funds to the Company or repay any such advances or loans exist. There is no legal obligation for either management or significant stockholders to provide additional future funding.

While the Company is of the opinion that good faith estimates of the Company’s ability to secure additional capital in the future to reach our goals have been made, there is no guarantee that the Company will receive sufficient funding to sustain operations or implement any future business plan steps.

Note D - Summary of Significant Accounting Policies

1.	Cash and cash equivalents

For Statement of Cash Flows purposes, the Company considers all cash on hand and in banks, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

2.	Organization costs

The Company has adopted the provisions of AICPA Statement of Position 98-5, “Reporting on the Costs of Start-Up Activities” whereby all organizational and initial costs incurred with the incorporation and initial capitalization of the Company were charged to operations as incurred.

3.	Research and development expenses

Research and development expenses are charged to operations as incurred.

4.	Advertising expenses

The Company does not utilize direct solicitation advertising. All other advertising and marketing expenses are charged to operations as incurred.

5.	Income Taxes

The Company uses the asset and liability method of accounting for income taxes. At December 31, 2005 and 2004, respectively, the deferred tax asset and deferred tax liability accounts, as recorded when material to the financial statements, are entirely the result of temporary differences. Temporary differences represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily accumulated depreciation and amortization, allowance for doubtful accounts and vacation accruals.

The accompanying notes are an integral part of these financial statements.

Signet International Holdings, Inc. and Subsidiary
(a development stage company)

Notes to Consolidated Financial Statements - Continued

Note D - Summary of Significant Accounting Policies - Continued

5.	Income Taxes - continued

As of December 31, 2005 and 2004, the deferred tax asset related to the Company’s net operating loss carryforward is fully reserved. Due to the provisions of Internal Revenue Code Section 338, the Company may have no net operating loss carryforwards available to offset financial statement or tax return taxable income in future periods as a result of a change in control involving 50 percentage points or more of the issued and outstanding securities of the Company.

6.	Earnings (loss) per share

Basic earnings (loss) per share is computed by dividing the net income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the respective period presented in our accompanying financial statements.

Fully diluted earnings (loss) per share is computed similar to basic income (loss) per share except that the denominator is increased to include the number of common stock equivalents (primarily outstanding options and warrants).

Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method, at either the beginning of the respective period presented or the date of issuance, whichever is later, and only if the common stock equivalents are considered dilutive based upon the Company’s net income (loss) position at the calculation date.

At December 31, 2005 and 2004, and subsequent thereto, the Company’s issued and outstanding preferred stock is considered anti-dilutive due to the Company’s net operating loss position.

Note E - Fair Value of Financial Instruments

The carrying amount of cash, accounts receivable, accounts payable and notes payable, as applicable, approximates fair value due to the short term nature of these items and/or the current interest rates payable in relation to current market conditions.

Interest rate risk is the risk that the Company’s earnings are subject to fluctuations in interest rates on either investments or on debt and is fully dependent upon the volatility of these rates. The Company does not use derivative instruments to moderate its exposure to interest rate risk, if any.

Financial risk is the risk that the Company’s earnings are subject to fluctuations in interest rates or foreign exchange rates and are fully dependent upon the volatility of these rates. The company does not use derivative instruments to moderate its exposure to financial risk, if any.

Note F - Note Payable

Note payable consists of the following at December 31, 2005 and 2004, respectively:

	December 31.	December 31.
	2005	2004
$90,000 note payable to an individual. Interest at 10.0%.
Principal and accrued interest due at maturity on
July 1, 2006. Collateralized by controlling interest
in the common stock of Signet International Holdings,
Inc. (formerly 51142, Inc.). Note fully funded in July 2005	$90,000	$ -

The accompanying notes are an integral part of these financial statements.

Signet International Holdings, Inc. and Subsidiary
(a development stage company)

Notes to Consolidated Financial Statements - Continued

Note G - Income Taxes

The components of income tax (benefit) expense each of the years ended December 31, 2005 and 2004 and for the period from October 17, 2003 (date of inception) through December 31, 2005, are as follows:

	Year ended	Year ended	Period from October 17, 2003 (date of inception) through
	December 31,	December 31,	December 31,
	2005	2004	2005

Federal:
Current	$-	$-	$-
Deferred	-	-	-
State:
Current	-	-	-
Deferred	-	-	-
	-	-	-
Total	$-	$-	$-

As of December 31, 2005, the Company has a net operating loss carryforward of approximately $198,000 for Federal and State income tax purposes.. The amount and availability of any future net operating loss carryforwards may be subject to limitations set forth by the Internal Revenue Code. Factors such as the number of shares ultimately issued within a three year look-back period; whether there is a deemed more than 50 percent change in control; the applicable long-term tax exempt bond rate; continuity of historical business; and subsequent income of the Company all enter into the annual computation of allowable annual utilization of the carryforwards.

The Company’s income tax expense (benefit) for each of the years ended December 31, 2005 and 2004 and for the period from October 17, 2003 (date of inception) through December 31, 2005, respectively, differed from the statutory federal rate of 34 percent as follows:

	Year ended	Year ended	Period from October 17, 2003 (date of inception) through
	December 31,	December 31,	December 31,
	2005	2004	2005

Statutory rate applied to income before income taxes	$(78,800)	$(37,900)	$(137,000)
Increase (decrease) in income taxes resulting from:
State income taxes	-	-	-
Non-deductible officers compensation	23,800	23,800	50,500
Other, including reserve for deferred tax
asset and application of net operating loss carryforward	55,000	14,100	86,500

Income tax expense	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

Signet International Holdings, Inc. and Subsidiary
(a development stage company)

Notes to Consolidated Financial Statements - Continued

Note G - Income Taxes - Continued

Temporary differences, consisting primarily of the prospective usage of net operating loss carryforwards give rise to deferred tax assets and liabilities as of December 31, 2005 and 2004, respectively:

	December 31,	December 31,
	2005	2004
Deferred tax assets
Net operating loss carryforwards	$67,000	$21,000
Officer compensation deductible when paid	50,500	35,700
Less valuation allowance	(117,500)	(56,700)

Net Deferred Tax Asset	$-	$-

Note H - Preferred Stock

The Company’s By-Laws allow for the issuance of up to 5,000,000 shares of no par value Preferred Stock.

Holders of shares of preferred stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of preferred stock do not have cumulative voting rights. Holders of preferred stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up of the Company, the holders of preferred stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of preferred stock are fully paid and non-assessable. Holders of preferred stock have no preemptive rights to purchase our preferred stock. There are no conversion or redemption rights or sinking fund provisions with respect to the preferred stock.

The Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

On October 20, 2003, in conjunction with the formation and incorporation of Signet Entertainment Corporation, SIG issued 4,000,000 shares of preferred stock to the incorporating persons. This transaction was valued at approximately $40,000, which approximates the value of the services provided.

On July 19, 2005, the Company issued 1,000,000 shares of preferred stock to an existing shareholder and Company officer for services related to the organization and structuring of the Company and it’s proposed business plan. This transaction was valued at approximately $10,000, which approximates the value of the services provided.

Concurrent with the reverse merger transaction, these shareholders exchanged their Signet Entertainment Corporation preferred stock for equivalent shares of Signet International Holdings, Inc. preferred stock.

Note I - Common Stock Transactions

On October 17, 2003 and November 1, 2003, in connection with the incorporation and formation of Signet Entertainment Corporation, an aggregate of approximately 3,294,000 shares of restricted, unregistered shares of common stock and were issued to various founding individuals. This combined preferred stock and common stock issuances were collectively valued at approximately $40,810, which approximated the fair value of the time provided by the individuals and the related out-of-pocket expenses.

The accompanying notes are an integral part of these financial statements.

Signet International Holdings, Inc. and Subsidiary
(a development stage company)

Notes to Consolidated Financial Statements - Continued

Note I - Common Stock Transactions - Continued

On February 2, 2005, in connection with the incorporation and formation of Signet International Holdings, Inc., 100,000 shares were issued to the founding shareholder for $100 cash.

On June 16, 2004 and December 3, 2004, Signet Entertainment Corporation sold, in three separate transactions to three unrelated individuals, an aggregate 70,000 shares of restricted, unregistered common stock for $35,000 cash. These shares were sold pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and no underwriter was used any of the three transactions.

Between July 20, 2005 and August 26, 2005, Signet Entertainment Corporation sold an aggregate 57,000 shares of common stock to existing and new shareholders at a price of $0.01 per share for gross proceeds of approximately $570. As this selling price was substantially below the “fair value” of comparable transactions, the Company will recognize a charge to operations equivalent to the difference between the established “fair value” of $1.00 per share (as determined by the pricing in the September 2005 Private Placement Memorandum) and the selling price of $0.01 per share as “Compensation expense related to common stock sold at less than “fair value”.

On September 8, 2005, all of the then issued and outstanding shares of Signet Entertainment Corporation were exchanged on a share-for-share basis for shares of Signet International Holdings, Inc. in connection with the aforementioned “reverse merger” transaction.

On September 9, 2005, the Company commenced the sale of common stock pursuant to a Private Placement Memorandum in a self-underwritten offering. This Memorandum is offering for sale to persons who qualify as accredited investors and to a limited number of sophisticated investors, on a best efforts basis, up to 2,000,000 of our common shares at $1.00 per share, for anticipated gross proceeds of $2,000,000. The common shares will be offered through the Company’s officers and directors on a best-efforts basis. The minimum investment is $1,000, however, the Company might, at it’s sole discretion, accept subscriptions for lesser amounts. Funds received from all subscribers will be released to the Company upon acceptance of the subscriptions by the Company’s management. Through January 1, 2006, the Company sold an aggregate of 366,000 shares for gross proceeds of approximately $366,000 under this Memorandum.

Note J - Commitments

The Company operates from leased office facilities at 205 Worth Avenue, Suite 316 Palm Beach, FL 33480 under an operating lease. The lease agreement expires in July 2009 and requires monthly payments of approximately $928. The Company is not responsible for any additional charges for common area maintenance.

Future maturities on this lease agreement are as follows:

Year ended December 31,	Amount

2006	$11,136
2007	11,136
2008	11,136
2009	6,496

Totals	$39,904

The Company also reimburses two non-executive personnel for the use of their personal home offices, which are not exclusive to the Company’s business, at approximately $250 per month. These agreements are on a month-to-month basis.

For the respective years ended December 31, 2005 and 2004, the Company paid an aggregate of $16,738 and $16,702 for rent under these agreements.

The accompanying notes are an integral part of these financial statements.

Signet International Holdings, Inc. and Subsidiary

(a development stage enterprise)

Consolidated Balance Sheets

March 31, 2006 and 2005

(Unaudited)

	March 31,	March 31,
	2006	2005
ASSETS
Current Assets

Cash in bank	$354,512	$-

Total Assets	$354,512	$-

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

Liabilities
Current Liabilities
Note payable	$90,000	$-
Accounts payable - trade	8,800	-
Other accrued liabilities	40,125	29,750
Accrued officer compensation	165,920	99,170

Total Current Liabilities	311,628	128,920

Commitments and Contingencies

Shareholders’ Equity (Deficit)
Preferred stock - $0.001 par value
50,000,000 shares authorized
5,000,000 and 4,000,000 shares
issued and outstanding, respectively	5,000	4,000
Common stock - $0.001 par value
100,000,000 shares authorized.
3,902,000 and 3,364,000 shares
issued and outstanding, respectively	3,902	3,364
Additional paid-in capital	537,792	97,290
Deficit accumulated during the development stage	(453,810)	(198,574)

	92,884	(93,920)
Treasury stock - at cost (50,000 shares)	(50,000)	-
Stock subscription receivable-	-	(35,000)

Total Shareholders’ Equity (Deficit)	42,884	(128,920)

Total Liabilities and Shareholders’ Equity	$354,512	$-

The accompanying notes are an integral part of these financial statements.

Signet International Holdings, Inc. and Subsidiary

(a development stage enterprise)

Consolidated Statements of Operations and Comprehensive Loss

Three months ended March 31, 2006 and 2005 and

Period from October 17, 2003 (date of inception) through March 31, 2006

(Unaudited)

	Three months Ended March 31,	Three months Ended March 31,	Period from October 17, 2003 (date of inception) through March 31,
	2006	2005	2006

Revenues	$--	$--	$--

Expenses
Organizational and formation expenses	--	--	89,801
Officer compensation	17,500	17,500	169,170
Other salaries	9,000	5,250	44,250
Other general and administrative expenses	22,408	4,908	87,376

Total Expenses	48,908	27,658	390,597

Loss from Operations	(48,908)	(27,658)	(390,597)

Other Expense
“Compensation expense” related to sale
of common stock at less than “fair value”	--	--	(56,430)
Interest expense	(2,219)	--	(6,783)

Loss before Provision for Income Taxes	(51,127)	(27,658)	(453,810)

Provision for Income Taxes	--	--	--

Net Loss	(51,127)	(27,658)	(453,810)

Other Comprehensive Income	--	--	--

Comprehensive Loss	$(51,127)	$(27,658)	$(453,810)

Loss per weighted-average share
of common stock outstanding,
computed on Net Loss -
basic and fully diluted	$(0.01)	$(0.01)	$(0.13)

Weighted-average number of shares
of common stock outstanding	3,887,167	3,464,000	3,498,795

The accompanying notes are an integral part of these financial statements.

Signet International Holdings, Inc. and Subsidiary

(a development stage enterprise)

Consolidated Statements of Cash Flows

Three months ended March 31, 2006 and 2005 and

Period from October 17, 2003 (date of inception) through March 31, 2006

(Unaudited)

	Three months Ended March 31,	Three months Ended March 31,	Period from October 17, 2003 (date of inception) through March 31,
	2006	2005	2006
Cash Flows from Operating Activities

Net Loss	$(51,127)	$(27,658)	$(453,810)
Adjustments to reconcile net income to net cash
provided by operating activities
Depreciation	--	--	--
Organizational expenses paid with issuance
of common and preferred stock	--	--	50,810
“Compensation expense” related
to sale of common stock at
less than “fair value”	--	--	56,430
Increase (Decrease) in
Accrued liabilities	21,769	5,250	55,708
Accrued officers compensation	17,500	17,500	165,920

Net cash used in operating activities	(11,858)	(4,908)	(124,942)

Cash Flows from Investing Activities	--	--	--

Cash Flows from Financing Activities
Cash proceeds from note payable	--	--	90,000
Cash proceeds from sale of common stock	15,000	--	416,089
Purchase of treasury stock	(50,000)	--	(50,000)
Cash paid to acquire capital	--	--	(10,447)
Capital contributed to support operations	--	4,908	33,812

Net cash provided by financing activities	(35,000)	4,908	479,454

Increase (Decrease) in Cash and Cash Equivalents	(46,858)	--	354,512

Cash and cash equivalents at beginning of period	401,370	--	--

Cash and cash equivalents at end of period	$354,512	$--	$354,512

Supplemental Disclosures of Interest and Income Taxes Paid
Interest paid during the period	$--	$--	$--

Income taxes paid (refunded)	$--	$--	$--

The accompanying notes are an integral part of these financial statements.

Signet International Holdings, Inc. and Subsidiary

(a development stage enterprise)

Notes to Consolidated Financial Statements

Note A - Organization and Description of Business

Signet International Holdings, Inc. (Company) was incorporated on February 2, 2005 under the Laws of the State of Delaware as 51142, Inc. The Company’s initial business plan was to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions.

On September 8, 2005, pursuant to a Stock Purchase Agreement and Share Exchange (Agreement) by and among the Company, Signet Entertainment Corporation (SIG) and the shareholders of Signet Entertainment Corporation (a private Florida corporation) (Shareholders) (collectively SIG and the SIG shareholders shall be known as SIG Group); the Company acquired 100.0% of the then issued and outstanding shares of SIG in exchange for the issuance of an aggregate 3,421,000 shares of the Company’s common stock to the SIG shareholders. Pursuant to the Agreement, SIG became a wholly owned subsidiary of the Company. At the transaction date, the then-sole shareholder of the Company was also the controlling shareholder, chief executive officer and director of SIG.

Signet Entertainment Corporation (SIG) was incorporated on October 17, 2003 in accordance with the Laws of the State of Florida. SIG was formed to establish a television network “The Gaming and Entertainment Network”.

The acquisition of the SIG by the Company effected a change in control of the Company and will be accounted for as a “reverse acquisition” whereby the Company is the accounting acquiror for financial statement purposes. Accordingly, for all periods subsequent to the combination transaction, the financial statements of the Signet International Holdings, Inc. will reflect the historical financial statements of the Company and the operations of Signet International Holdings, Inc. subsequent to the transaction date.

The Company is considered in the development stage and, as such, has generated no significant operating revenues and has incurred cumulative operating losses of approximately $453,800.

Note B - Preparation of Financial Statements

The acquisition of the SIG by the Company effected a change in control of the Company and will be accounted for as a “reverse acquisition” whereby the SIG is the accounting acquiror for financial statement purposes. Accordingly, for all periods subsequent to the combination transaction, the financial statements of the Signet International Holdings, Inc. will reflect the historical financial statements of the SIG and the operations of Signet International Holdings, Inc. subsequent to the transaction date.

The Company follows the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America and has a year-end of December 31.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

During interim periods, the Company follows the accounting policies set forth in its annual audited financial statements filed with the U. S. Securities and Exchange Commission on its Annual Report on Form 10-KSB which contains the Company’s audited financial statements for the year ended December 31, 2005. The information presented within these interim financial statements may not include all disclosures required by generally accepted accounting principles and the users of financial information provided for interim periods should refer to the annual financial information and footnotes when reviewing the interim financial results presented herein.

Signet International Holdings, Inc. and Subsidiary

(a development stage enterprise)

Notes to Consolidated Financial Statements – Continued

Note B - Preparation of Financial Statements - Continued

In the opinion of management, the accompanying interim financial statements, prepared in accordance with the U. S. Securities and Exchange Commission’s instructions for Form 10-QSB, are unaudited and contain all material adjustments, consisting only of normal recurring adjustments necessary to present fairly the financial condition, results of operations and cash flows of the Company for the respective interim periods presented. The current period results of operations are not necessarily indicative of results which ultimately will be reported for the full fiscal year ending December 31, 2006.

Note C - Going Concern Uncertainty

The Company is still in the process of developing it’s business plan and raising capital. As such, the Company is considered to be a development stage company.

The Company’s continued existence is dependent upon its ability to generate sufficient cash flows from operations to support its daily operations as well as provide sufficient resources to retire existing liabilities and obligations on a timely basis.

The Company anticipates future sales of equity securities to facilitate either the consummation of a business combination transaction or to raise working capital to support and preserve the integrity of the corporate entity. However, there is no assurance that the Company will be able to obtain additional funding through the sales of additional equity securities or, that such funding, if available, will be obtained on terms favorable to or affordable by the Company.

If no additional operating capital is received during the next twelve months, the Company will be forced to rely on existing cash in the bank and upon additional funds loaned by management and/or significant stockholders to preserve the integrity of the corporate entity at this time. In the event, the Company is unable to acquire advances from management and/or significant stockholders, the Company’s ongoing operations would be negatively impacted.

It is the intent of management and significant stockholders to provide sufficient working capital necessary to support and preserve the integrity of the corporate entity. However, no formal commitments or arrangements to advance or loan funds to the Company or repay any such advances or loans exist. There is no legal obligation for either management or significant stockholders to provide additional future funding.

While the Company is of the opinion that good faith estimates of the Company’s ability to secure additional capital in the future to reach our goals have been made, there is no guarantee that the Company will receive sufficient funding to sustain operations or implement any future business plan steps.

Note D - Summary of Significant Accounting Policies

1. Cash and cash equivalents

For Statement of Cash Flows purposes, the Company considers all cash on hand and in banks, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

2. Organization costs

The Company has adopted the provisions of AICPA Statement of Position 98-5, “Reporting on the Costs of Start-Up Activities” whereby all organizational and initial costs incurred with the incorporation and initial capitalization of the Company were charged to operations as incurred.

3. Research and development expenses

Research and development expenses are charged to operations as incurred.

Signet International Holdings, Inc. and Subsidiary

(a development stage enterprise)

Notes to Consolidated Financial Statements - Continued

Note D - Summary of Significant Accounting Policies - Continued

4. Advertising expenses

The Company does not utilize direct solicitation advertising. All other advertising and marketing expenses are charged to operations as incurred.

5. Income Taxes

The Company uses the asset and liability method of accounting for income taxes. At March 31, 2006 and 2005, respectively, the deferred tax asset and deferred tax liability accounts, as recorded when material to the financial statements, are entirely the result of temporary differences. Temporary differences represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily accumulated depreciation and amortization, allowance for doubtful accounts and vacation accruals.

As of March 31, 2006 and 2005, the deferred tax asset related to the Company’s net operating loss carryforward is fully reserved. Due to the provisions of Internal Revenue Code Section 338, the Company may have no net operating loss carryforwards available to offset financial statement or tax return taxable income in future periods as a result of a change in control involving 50 percentage points or more of the issued and outstanding securities of the Company.

6. Earnings (loss) per share

Basic earnings (loss) per share is computed by dividing the net income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the respective period presented in our accompanying financial statements.

Fully diluted earnings (loss) per share is computed similar to basic income (loss) per share except that the denominator is increased to include the number of common stock equivalents (primarily outstanding options and warrants).

Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method, at either the beginning of the respective period presented or the date of issuance, whichever is later, and only if the common stock equivalents are considered dilutive based upon the Company’s net income (loss) position at the calculation date.

At March 31, 2006 and 2005, and subsequent thereto, the Company’s issued and outstanding preferred stock is considered anti-dilutive due to the Company’s net operating loss position.

Note E - Fair Value of Financial Instruments

The carrying amount of cash, accounts receivable, accounts payable and notes payable, as applicable, approximates fair value due to the short term nature of these items and/or the current interest rates payable in relation to current market conditions.

Interest rate risk is the risk that the Company’s earnings are subject to fluctuations in interest rates on either investments or on debt and is fully dependent upon the volatility of these rates. The Company does not use derivative instruments to moderate its exposure to interest rate risk, if any.

Financial risk is the risk that the Company’s earnings are subject to fluctuations in interest rates or foreign exchange rates and are fully dependent upon the volatility of these rates. The company does not use derivative instruments to moderate its exposure to financial risk, if any.

Signet International Holdings, Inc. and Subsidiary

(a development stage enterprise)

Notes to Consolidated Financial Statements – Continued

Note F - Note Payable

Note payable consists of the following at March 31, 2006 and 2005, respectively:

	March 31,	March 31,
	2006	2005
$90,000 note payable to an individual. Interest at 10.0%.
Principal and accrued interest due at maturity in June
2006. Collateralized by controlling interest in the
common stock of Signet International Holdings, Inc.
Note fully funded in July 2005	$90,000	$--

Note G - Income Taxes

The components of income tax (benefit) expense for each of the three month periods ended March 31, 2006 and 2005 and for the period from October 17, 2003 (date of inception) through March 31, 2006, are as follows:

	Three months Ended March 31,	Three months Ended March 31,	Period from October 17, 2003 (date of inception) through March 31,
	2006	2005	2006
Federal:
Current	$--	$--	$--
Deferred	--	--	--

	--	--	--

State:
Current	--	--	--
Deferred	--	--	--

	--	--	--

Total	$--	$--	$--

As of March 31, 2006, the Company has a net operating loss carryforward of approximately $300,000 for Federal and State income tax purposes The amount and availability of any future net operating loss carryforwards may be subject to limitations set forth by the Internal Revenue Code. Factors such as the number of shares ultimately issued within a three year look-back period; whether there is a deemed more than 50 percent change in control; the applicable long-term tax exempt bond rate; continuity of historical business; and subsequent income of the Company all enter into the annual computation of allowable annual utilization of the carryforwards.

(Remainder of this page left blank intentionally)

Signet International Holdings, Inc. and Subsidiary

(a development stage enterprise)

Notes to Consolidated Financial Statements - Continued

Note G - Income Taxes - Continued

The Company’s income tax expense (benefit) each of the three month periods ended March 31, 2006 and 2005 and for the period from October 17, 2003 (date of inception) through March 31, 2006, respectively, differed from the statutory federal rate of 34 percent as follows:

	Three months Ended March 31,	Three months Ended March 31,	Period from October 17, 2003 (date of inception) through March 31,
	2006	2005	2006
Statutory rate applied to
income before income taxes	$(17,400)	$(9,400)	$(154,300)
Increase (decrease) in income taxes
resulting from:
State income taxes	--	--	--
Non-deductible officers compensation	5,950	5,950	56,400
Other, including reserve for deferred
tax asset and application of net
operating loss carryforward	11,450	3,450	97,900

Income tax expense	$--	$--	$--

Temporary differences, consisting primarily of the prospective usage of net operating loss carryforwards give rise to deferred tax assets and liabilities as of March 31, 2006 and 2005, respectively:

	March 31,	March 31,
	2006	2005
Deferred tax assets

Net operating loss carryforwards	$97,900	$33,800
Officer compensation deductible when paid	56,400	33,700
Less valuation allowance	(154,300)	(67,500)

Net Deferred Tax Asset	$--	$--

Note H - Preferred Stock

The Company’s By-Laws allow for the issuance of up to 50,000,000 shares of $0.001 par value Preferred Stock.

Holders of shares of preferred stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of preferred stock do not have cumulative voting rights. Holders of preferred stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up of the Company, the holders of preferred stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of preferred stock are fully paid and non-assessable. Holders of preferred stock have no preemptive rights to purchase our preferred stock. There are no conversion or redemption rights or sinking fund provisions with respect to the preferred stock.

The Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

Signet International Holdings, Inc. and Subsidiary

(a development stage enterprise)

Notes to Consolidated Financial Statements - Continued

Note H - Preferred Stock - Continued

On October 20, 2003, in conjunction with the formation and incorporation of the Company, the Company issued 4,000,000 shares of preferred stock to the incorporating persons.

On July 19, 2005, the Company issued 1,000,000 shares of preferred stock to an existing shareholder and Company officer for services related to the organization and structuring of the Company and it’s proposed business plan.

Note I - Common Stock Transactions

On October 17, 2003 and November 1, 2003, in connection with the incorporation and formation of the Company, an aggregate of approximately 3,294,000 shares of restricted, unregistered shares of common stock and were issued to various founding individuals. This combined preferred stock and common stock issuances were collectively valued at approximately $40,810, which approximated the fair value of the time provided by the individuals and the related out-of-pocket expenses.

On June 16, 2004 and December 3, 2004, the Company sold, in three separate transactions to three unrelated individuals, an aggregate 70,000 shares of restricted, unregistered common stock for $35,000 cash. These shares were sold pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and no underwriter was used any of the three transactions.

Between July 20, 2005 and August 26, 2005, the Company sold an aggregate 57,000 shares of common stock to existing and new shareholders at a price of $0.01 per share for gross proceeds of approximately $570. As this selling price was substantially below the “fair value” of comparable transactions, the Company will recognize a charge to operations equivalent to the difference between the established “fair value” of $1.00 per share (as determined by the pricing in the September 2005 Private Placement Memorandum) and the selling price of $0.01 per share as “Compensation expense related to common stock sold at less than “fair value”.

On September 9, 2005, the Company commenced the sale of common stock pursuant to a Private Placement Memorandum in a self-underwritten offering. This Memorandum is offering for sale to persons who qualify as accredited investors and to a limited number of sophisticated investors, on a best efforts basis, up to 2,000,000 of our common shares at $1.00 per share, for anticipated gross proceeds of $2,000,000. The common shares will be offered through the Company’s officers and directors on a best-efforts basis. The minimum investment is $1,000, however, the Company might, at it’s sole discretion, accept subscriptions for lesser amounts. Funds received from all subscribers will be released to the Company upon acceptance of the subscriptions by the Company’s management. Through March 31, 2006, the Company has sold 381,000 shares for gross proceeds of $381,000 under this Memorandum.

On March 31, 2006, the Company repurchased 50,000 shares of common stock from the estate of a deceased shareholder which purchased said shares pursuant to the aforementioned September 2005 Private Placement Memorandum for $50,000 cash.

(Remainder of this page left blank intentionally)

CHANGES IN AND DISAGREEMENTS WITH

ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

(1)	Previous Independent Auditors:

(i)	On November 14, 2005 our board of directors approved the dismissal of Gately & Associates, LLC (“Gately & Associates”) as independent auditor for the Company.
(ii)

Our management has not had any disagreements with Gately & Associates related to any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. For the audited period ended February 10, 2005 and through Gately & Associates’ termination on November 14, 2005, there has been no disagreement between the Company and Gately & Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Gately & Associates would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

(iii)

The Company’s Board of Directors participated in and approved the decision to change independent accountants. Gately & Associates’ audits of the Company’s financial statements on Form 10SB for the period ended February 10, 2005 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles.

(iv)

In connection with its review of financial statements through July 31, 2005, there have been no disagreements with Gately & Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Gately & Associates would have caused them to make reference thereto in their report on the financial statements.

(v)	During the most recent review period and the interim period subsequent to November 14, 2005, there have been no reportable events with the Company as set forth in Item 304(a)(i)(v) of Regulation S-K.
(vi)

The Company requested that Gately & Associates furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter was filed as an Exhibit to the Form 8-K filed on November 15, 2005.

(2)	New Independent Accountants:

(i)

The Company engaged SW Hatfield, CPA of Dallas, Texas, as its new independent auditors as of November 14, 2005. Prior to such date, we did not consult with S.W. Hatfield, CPA regarding (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by S.W. Hatfield, CPA or (iii) any other matter that was the subject of a disagreement between the Company and its former auditor as described in Item 304(a)(1)(iv) of Regulation S-B.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as apart of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, Room 1580 100 F Street, NE, Washington, DC 20459. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site athttp://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders. Any annual report sent to a requesting shareholder will contain audited financial statements.

SIGNET INTERNATIONAL HOLDINGS, INC.

2,449,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

UNTIL _____________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES WHETHER OR NOT PARTICIPATING IN THIS OFFERING MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Business Corporation Law of the State of Delaware provides that any corporation shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been a corporate agent if such corporate agent acted in good faith and in the best interest of the corporation and with respect to any criminal proceeding, such corporate agent has no reasonable cause to believe his conduct was unlawful.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

Our certificate of incorporation provides in effect for the elimination of the liability of directors to the extent permitted by the DGCL.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933.Insofar as indemnification for liabilities arising under the Securities Act of1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$288.25
Transfer Agent Fees (1)	$1,600.00
Accounting fees and expenses (1)	$5,500.00
Legal fees and expenses (1)	$10,000.00
Total(1)	$17,388.25

(1)	Estimated

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26.	RECENT SALES OF UNREGISTERED SECURITIES

On February 2, 2005, we issued 100,000 shares to Scott Raleigh for services rendered as our founder. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, and manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Scott Raleigh had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction. On July 8, 2005, Scott Raleigh transferred the 100,000 shares to Signet Entertainment Corporation pursuant to a stock purchase agreement and pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933.

On September 8, 2005, we issued a total of 3,421,000 common shares to sixty-three (62) shareholders and 5,000,000 preferred shares to three (3) shareholders pursuant to the Stock Purchase Agreement and Share Exchange between us and Signet Entertainment Corporation. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. The following sets forth the identity of the class of persons to whom we issued shares pursuant to the share exchange and the amount of shares for each shareholder:

Shareholder	Common Shares	Preferred Shares
BARRY ABRAMS MDPA PROFIT SHARING PLAN	50,000	-
BASSET, ROBERT C.	1,000	-
BOMMARITO, GRACE	1,000	-
BOOKOUT, MELISSA	1,000	-
BOSTICK, BOBBY T.	1,000	-
BROWN, BARBRA J.	1,000	-
BROWN, DONALD D.	1,000	-
COLARUSSO, PETER & JUDY	20,000	-
COLLADO, ROSA MARIA	1,000	-
CURTIS, JOHN J.	1,000	-
DAMPIER, JOSEPHINE M.L.	1,000	-
DELICH, DOROTHY E.	1,000	-
DEMBLIN, AUGUST	76,000	-
DERHAK, JOHN E.	1,000	-
DERHAK, WENDY	1,000	-
DOHRN, WALTER	10,000	-
DONALDSON, THOMAS	601,000	1,000,000
ENRIGHT, COEN W.	51,000	-
FOX, STEVEN A.	26,000	-
FRALEY, ELWIN E.	1,000	-
FREEMAN, ROBERT LEE	51,000	-
GANDIAGA, ANDIKONA	1,000	-
GANDIAGA, PATXI	1,000	-
GARZA, IRENE G.	1,000	-
GARZA, JAIME	101,000	-
GARZA, JOSE L.	1,000	-
GARZA, VICTOR HUGO	1,000	-
GELFAND, HOWARD	1,000	-
GILLETTE, F. WARRINGTON	1,000	-
GONZALES, VICTOR HUGO	50,000	-
GRAD, GARY MICHAEL	151,000	-
GRAD, RICHARD	401,000	-
GRAD, STEVEN	51,000	-
GUERRICAECHEBARRIA, CHRISTINE	1,000	-
HACKING, H. LYNN	51,000	-
HARAKAS, ANNETTE	1,000	-
HILLABRAND, HOPE E.	501,000	1,500,000

KAUFMAN, MAX	1,000	-
LAGROTTERIA, JAMES	1,000	-
LAUDATI, DINO (1)	1,000	-
LETIZIANO, ERNESTO W.	900,000	2,500,000
LONG, JANET G.	1,000	-
MCNEILL, TOM	1,000	-
MELNICK, A MICHAEL & ILENE B. JTWROS	1,000	-
O’NEILL, TOMMY	51,000	-
PREWITT, PAUL A.	1,000	-
RIDER, TIM	1,000	-
ROWAN, WILLIAM R.	1,000	-
SEGAR-RHODES, JUDY A.	1,000	-
SHUGAR, GERALD	1,000	-
SNYDER, JOANN	1,000	-
SNYDER, THOMAS S.	51,000	-
SOWERS, DAVID W.	1,000	-
SOWERS, GERALD W.	1,000	-
SOWERS, JOYCE A.	1,000	-
SOWERS-GANDIAGA, PEGGY	151,000	-
STERN, BARBRA	1,000	-
TORRENCE, SUSAN L.	1,000	-
VELASCO, FERNANDO	1,000	-
WITTELSBACH, BURKNARD	10,000	-
WOLFSKEIL, ALYSIA	26,000	-
WOLFSKEIL, RICHARD	1,000	-

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In May 2006 we completed a Regulation D, Rule 506 Offering in which we issued a total of 381,000 shares of our common stock to eight (8) shareholders at a price per share of $1.00 for an aggregate offering price of $381,000. The following sets forth the identity of the persons to whom we sold these shares and the amount of shares for each shareholder:

Shareholder	Common Shares
BARRY ABRAMS MDPA PROFIT SHARING PLAN	100,000
GOFF FAMILY HOLDINGS, LP	50,000
HENNINGSEN, ROBERT C. AND KATHLEEN A JTWROS	54,000
KILEY, ROBERT	10,000
KILEY, ROBERT AND SUSAN JTWROS	65,000
MADORE, DANIEL R. AND LAURIE A. JT TEN	50,000
MEYERS, RON	50,000
ROWAN, WILLIAM R. AND JANET LONG TIC	2,000

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933.In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. ss.230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)

Each investor received a copy of our private placement memorandum and completed a questionnaire to confirm that they were either “accredited” or “sophisticated” investors as defined in Rule 501 of Regulation D. Of the 41 subscribers, 6 were “accredited investors” and 35 were “sophisticated investors.” Each sophisticated investor completed a questionnaire confirming that such investor has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of the prospective investment.

(C)	Our management was available to answer any questions by prospective purchasers;

(D)	Shares issued in connection with in this offering were restricted under Rule 4(2) and certificates indicating ownership of such shares bore the appropriate legend.

All shares purchased in the Regulation D Rule 506 offering completed in May 2006 were restricted in accordance with Rule 144 of the Securities Act of 1933.

On March 31, 2006, the Company repurchased 50,000 shares of common stock from the estate of a deceased shareholder which purchased said shares pursuant to the aforementioned Regulation D Rule 506 offering completed in May 2006 for $50,000 cash.

ITEM 27.	EXHIBITS.

Method of Filing	Exhibit Number	Exhibit Title

Incorporated by reference to Exhibit 2.1 to Amendment to Form 8k filed on July 12, 2005 (File No. 000-51185)	2.1	Stock Purchase Agreement dated July 8, 2005 between Scott Raleigh and Signet Entertainment Corporation.

Incorporated by reference to Exhibit 2.1 to Amendment to Form 8k filed on May 16, 2005 (File No. 000-51185)	2.2	Amended Stock Purchase Agreement and Share Exchange dated September 8, 2005 between Signet International Holdings, Inc. and Signet Entertainment Corporation.

Incorporated by reference to Exhibit 3.1 to Form 10SB filed on May 3, 2005 (File No. 000-51185)	3.1	Certificate of Incorporation of 51142, Inc.

	3.2	Certification of Amendment to the Articles of Incorporation amending the Company’s name to Signet International Holdings, Inc.

	3.3	By-Laws

	5.1	Opinion and Consent of Anslow & Jaclin, LLP

	10.1	Management Agreement with Triple Play Media, Inc.

	10.2	Management Agreement with Big Vision, Inc.

	10.3	Screenplay Purchase Agreement with Freehawk Productions, Inc.

	16.1	Letter from Gately & Associates, LLC Incorporated by reference to Exhibit 23.1 to Form 8-K filed on November 15, 2005 (File No. 000-51185).

	23.1	Consent of S.W. Hatfield, CPA

ITEM 28.	UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(a)	Rule 415 Offering Undertaking:

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to he purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(a)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (Sec. 230. 424);

	(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

	(d)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b)	Rule 430A under the Securities Act undertaking:

The undersigned registrant hereby undertakes:

1.

For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act (Sec. 230. 424(b)(1), (4) or 230. 497(h)) as part of this registration statement as of the time the Commission declared it effective.

2.

For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act to any purchaser:

1.	If the small business issuer is relying on Rule 430B (ss. 230. 430B of this chapter):

(i)

Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) (ss. 230. 424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (ss. 230. 424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (ss. 230. 415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

2.

If the small business issuer is subject to Rule 430C (ss. 230. 430C of this chapter), include the following: Each prospectus filed pursuant to Rule 424(b)(ss. 230. 424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Palm Beach, State of Florida on June 1, 2006.

By:	/s/ Ernest W. Letiziano
Ernest W. Letiziano President, Chief Executive Officer, Chief Financial Officer and Director

POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Ernest W. Letiziano, true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

By:	/s/ Ernest W. Letiziano
Ernest W. Letiziano President, Chief Executive Officer, Chief Financial Officer and Director

Dated: June 1, 2006